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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CHART HOUSE ENTERPRISES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2002

To the Stockholders of Chart House Enterprises, Inc.:

        The Annual Meeting of Stockholders (the "Annual Meeting") of Chart House Enterprises, Inc., a Delaware corporation (the "Company"), will be held at One N. Franklin Street, 3rd Floor, Chicago, Illinois 60606, on Tuesday, May 14, 2002 at 10:00 a.m. local time for the following purposes:

  (1)
  To elect eight directors;

  (2)
  To approve the Stock Option Grant to the Company's President and Chief Financial Officer, Kenneth R. Posner; and

  (3)
  To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on April 1, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at the offices of the Company at 640 North LaSalle Street, Suite 295, Chicago, Illinois, during the ten days prior to the Annual Meeting.

        In order to constitute a quorum for the conduct of business at the Annual Meeting, holders entitled to vote a majority of all outstanding shares of the Company's Common Stock and Preferred Stock must be present in person or be represented by proxy. We hope that you will take this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed proxy in the postage paid, return envelope provided or by casting your vote in person at the Annual Meeting.

                      By Order of the Board of Directors

                      Kenneth R. Posner
                      Secretary

April 15, 2002
Chicago, Illinois

CHART HOUSE ENTERPRISES, INC.
640 North LaSalle Street
Chicago, IL 60610

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2002

GENERAL INFORMATION ON THE MEETING

        This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Chart House Enterprises, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting (including any adjournments or postponements thereof) to be held at One N. Franklin Street, 3rd Floor, Chicago, Illinois, 60606, on Tuesday, May 14, 2002, at 10:00 a.m., local time.

        The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing proxy solicitation materials. In addition to use of the mails, proxies may be solicited by certain officers, directors, and regular employees of the Company, without extra compensation, by telephone, facsimile transmission, or personal interview. The Company will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company's common stock, par value $0.01 per share (the "Common Stock"), and Series A preferred stock, par value $1.00 per share (the "Preferred Stock"). This Proxy Statement, the accompanying form of Proxy, and the other enclosed documents are first being mailed to stockholders of the Company on or about April 15, 2002.

RECORD DATE AND VOTING

        Only stockholders of record at the close of business on April 1, 2002 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of the close of business on the Record Date, 1,978,353 shares of the Company's Common Stock and 3,937,760 shares of the Company's Preferred Stock were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held and one vote for each six (6) shares of Preferred Stock held on all matters to come before the Annual Meeting. A list of stockholders will be available for examination by stockholders at the Annual Meeting.

        The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of the Company's Common Stock and Preferred Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company written notice of revocation or by appearing at the Annual Meeting and voting in person. A stockholder giving a valid proxy bearing a later date automatically revokes a prior proxy. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted as recommended by the directors.

        For each of the proposals to be voted on at the Annual Meeting, all outstanding shares of the Company's Common Stock and Preferred Stock vote together as a single class. Assuming a quorum is present, Proposal No. 1 (the election of the eight directors) will be determined by a plurality of the votes cast. In the case of shares that are present at the Annual Meeting for quorum purposes, not voting those shares for a particular nominee for director (including withholding authority on the proxy) will not operate to prevent the election of that nominee if he or she otherwise receives the requisite affirmative votes. Proposal No. 2 (Stock Option Grant to President and Chief Financial Officer,

Kenneth R. Posner) will require the affirmative vote of the holders of a majority of the shares present in person or by proxy and voting at the Annual Meeting. Abstentions do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." For the purposes of determining the outcome of any matter, "broker non-votes" (i.e., shares held by brokers or nominees that are represented at the Annual Meeting by properly signed and returned proxies, but with respect to which the broker or nominee is not empowered to vote on a particular matter) will be treated as not present and not entitled to vote with respect to that matter (although such shares may be entitled to vote on other matters), and will be deemed to be present and entitled to vote for quorum purposes.

Security Ownership of Certain Beneficial Owners

        The following table sets forth, as of April 1, 2002 (unless otherwise indicated in a footnote), information concerning the beneficial ownership of voting securities of the Company by the persons who are known by the Company to own beneficially more than 5% of the outstanding shares of the Company's voting stock. The amount of shares owned by such persons has been adjusted to reflect the reverse stock split of the Company's Common Stock effected on February 22, 2002.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of class
Common Stock	Samstock, L.L.C.	743,389(2)	37.6
	Samstock/ZFT, L.L.C.	613,589(2)	31.0
	Samstock/Alpha, L.L.C.	613,589(2)	31.0
	F. Philip Handy, as Trustee of Blaine Trust	613,589(2)	31.0
	F. Philip Handy	617,464(2)	31.2
	(see footnote 2 below for addresses)
Common Stock	Metropolitan Life Insurance Company	186,313(3)	9.4
	MetLife, Inc. (see footnote 3 below for addresses)	186,313(3)	9.4
Common Stock	The TCW Group, Inc. 865 South Figueroa Street Los Angeles, CA 90017	121,667(4)	6.1
Common Stock	Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	130,134(5)	6.6
Preferred Stock	EGI-Fund (01) Investors, L.L.C. c/o Equity Group Investments, L.L.C. Two North Riverside Plaza Suite 600 Chicago, Illinois 60606	2,644,011(2)	67.1
Preferred Stock	F. Philip Handy, as Trustee of Blaine Trust	44,444(2)	1.1
	F. Philip Handy	6,396(2)	*
	(see footnote 2 below for addresses)

*
Less than one percent.

1)
The amount of Common Stock and Preferred Stock beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

2)
The amount of shares beneficially owned by each referenced person, and a group of individuals who were former members of MelChart, L.L.C. and who in the aggregate beneficially own 18,044 shares, (collectively, the "Referenced Persons") is set forth in the Schedule 13D/A filed on July 6, 2001, or is based on information supplied to the Company by such person. Pursuant to the terms of a Stockholder's Agreement dated October 1, 1997, as amended, among the Referenced Persons, each person appointed Samstock, L.L.C., its true and lawful attorney and proxy during the period of such Stockholder's Agreement, to appear for, represent, and vote the shares held by each entity/ Stockholder, as defined in the Stockholder's Agreement, subject to the voting restrictions contained in such Stockholder's Agreement. 129,800 of the shares listed as beneficially owned by Samstock, L.L.C. and 3,875 of the shares listed as beneficially owned by F. Philip Handy are not subject to the terms of the Stockholder's Agreement. The addresses for these persons are as follows: Samstock, L.L.C., Samstock/ZFT, L.L.C. and Samstock/Alpha, L.L.C., c/o Equity Group Investments, L.L.C, Two North Riverside Plaza, Suite 600, Chicago, IL 60606; and F. Philip Handy, both individually and as Trustee of Blaine Trust, 222 South Pennsylvania Avenue, Suite 200, Winter Park, FL 32789.

3)
Pursuant to a Schedule 13G/A filed with the SEC for calendar 2001, Metropolitan Life Insurance Company and MetLife, Inc. have shared voting and dispositive power of the shares reported herein. The address for these entities is One Madison Avenue, New York, NY 10010-3690.

4)
Pursuant to a Schedule 13G/A filed with the SEC for calendar year 2001, which was filed by The TCW Group, on behalf of itself and its subsidiaries. The TCW Group, Inc. has shared voting and dispositive power of the shares reported herein.

5)
Pursuant to a Schedule 13G filed with the SEC for calendar 2001, Dimensional Fund Advisors, Inc. is an Investment Advisor registered under Section 203 of the Investment Act and furnishes advice to four investment companies registered under the Investment Act and serves as investment manager to certain other investment vehicles, including co-mingled group trusts. In its role as investment advisor and manager, Dimensional possesses both voting and investment power. All shares reported herein are owned by the investment companies or vehicles and Dimensional disclaims beneficial ownership of such shares.

PROPOSALS

Proposal No. 1—Election of Directors

        There are currently eight directors on the Company's Board of Directors. Each of the current directors has consented to be a nominee and has agreed to serve if elected. The proxy holders will vote the proxies received by them for all eight nominees if so instructed on a proxy card, or if no instruction is given, or in the unlikely event that any nominee becomes unable to serve as a director, for other persons designated by the Board of Directors. Set forth opposite the name of each nominee is his or her age, principal occupation for the past five years, the name and principal business of any corporation or other organization in which such employment is carried on and other business directorships held by the director or nominee as of April 1, 2002. The Company is not presently aware of any circumstance which would prevent any nominee from fulfilling his or her duties as a director of the Company.

Name	Age	Principal occupation	Year first became Director
Samuel Zell	60	Samuel Zell has been Chairman of the Board of the Company since May 1998. Mr. Zell has been Chairman of Equity Group Investments, L.L.C., a private investment firm, since 1999 and had been Chairman of the Board of Equity Group Investments, Inc., a private investment firm, for more than five years before 1999. Mr. Zell serves as Chairman of the board of directors of Anixter International Inc., American Classic Voyages Co., Capital Trust, Inc., Danielson Holding Corporation and Manufactured Home Communities, Inc. Mr. Zell also serves as Chairman of the Boards of Trustees of Equity Residential Properties Trust and Equity Office Properties Trust.	1997
Thomas J. Walters	43	Thomas J. Walters has been Chief Executive Officer of the Company since November 1998 and had been President from November 1998 until April 2001 and Chief Operating Officer from February 1998 until November 1998. From March 1995 until February 1998, Mr. Walters had been President of Morton's of Chicago restaurants nationwide. He also held the positions at Morton's of Vice President of Operations and Regional Manager.	1998

Barbara R. Allen	49
		Barbara R. Allen is a consultant. Ms. Allen was Chief Executive Officer of the Women's United Soccer Association, the U.S. professional women's soccer league, from January 2001 to December 2001. From February 2000 to November 2000, Ms. Allen was the Chief Operating Officer of Paladin Resources, LLC, an Internet service provider management company. From 1998 to 2000, Ms. Allen served as President, Corporate Supplier Solutions, Corporate Express, a supplier of office products and related services. Ms. Allen also held a number of positions with the Quaker Oats Company from 1975 to 1998, most recently holding the position of Executive Vice President, International Food Products from 1995 to 1998. Ms. Allen is a director of Maytag Corporation and Tyson Foods.	1998
Linda Walker Bynoe	49	Linda Walker Bynoe has been a principal of Telemat Ltd., a project management and consulting firm, since June 1989, currently serving as President and Chief Executive Officer. Ms. Bynoe serves on the board of directors of Citistreet Funds, Inc.	1998
William M. Diefenderfer III	56	William M. Diefenderfer III has been a partner in the law firm of Diefenderfer, Hoover, Boyle & Wood since 1991. He serves on the board of directors of USA Education, Inc. and is Chief Executive Officer of e-Numerate Solutions, Inc.	1991
Jeffrey D. Klein	43	Jeffrey D. Klein has been a Managing Director of Equity Group Investments, L.L.C. since 1996. From 1987 through 1996, Mr. Klein was with Citicorp Securities, Inc. where he headed the Chicago based loan structuring and syndication unit from 1994-1996.	2001

Robert A. McCormack	58
		Robert A. McCormack is a consultant and private investor. From October 2000 to June 2001, Mr. McCormack served as Vice Chairman of the Board and Chief Executive Officer of the Real Estate Roundtable, a Washington, D.C. based legislative trade group. From August 1999 to July 2000, Mr. McCormack was a Managing Director at Equity Group Investments, L.L.C. From 1973 to 1999, Mr. McCormack was employed by Citicorp Inc., last serving as Corporate Executive Vice President and Co-Head of Global Corporate and Investment Banking at Citigroup. Mr. McCormack is a trustee of Columbia University, Claremont Graduate University, and the Urban Land Institute.	2000
Stephen Ottmann	47	Stephen Ottmann has been Chief Executive Officer of Lettuce Entertain You Enterprises, Inc. ("Lettuce Entertain You"), an owner and operator of restaurants, since February 1999. From January 1996 to February 1999, Mr. Ottmann was Executive Vice President and Chief Operating Officer of Lettuce Entertain You.	1998

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
NOMINEES LISTED ABOVE

Proposal No. 2—Approval of Stock Option Grant to
President and Chief Financial Officer, Kenneth R. Posner

        On March 15, 2001, the Compensation Committee of the Board of Directors of the Company, contingent on the approval of the stockholders, granted a stock option (the "Posner Option") to purchase 175,000 shares of Common Stock (29,167 after giving effect to the Company's reverse stock split described under "Adjustments" below) to Mr. Posner in connection with the commencement of his employment by the Company as its President and Chief Financial Officer. The exercise price per share of Common Stock subject to the Posner Option is $2.65, which was the fair market value of a share of Common Stock on its date of grant (or $15.90 after giving effect to the reverse stock split). As the grant of the Posner Option was contingent on the approval of the stockholders, if this Proposal is not approved, the Posner Option will be null and void. If approved, the Posner Option will be a non-qualified option insomuch as it will not qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The full text of the agreement evidencing the Posner Option (the "Posner Option Agreement") is set forth in Annex I to this Proxy Statement. The following summary of the principal terms of the Posner Option Agreement is subject to, and qualified in its entirety by, Annex I.

Description of Posner Option

        The Posner Option will become exercisable in equal installments of 25% on each of the first four anniversaries of its date of grant. The Posner Option may become exercisable with respect to a higher percentage of the shares subject thereto before the fourth anniversary date of grant as set forth below. The Posner Option will become exercisable with respect to: (i) one-third of the shares subject thereto on the grant date if the closing price of the Common Stock is maintained above $3.80 per share for 20 or more consecutive trading days, (ii) two-thirds of the shares subject thereto on the grant date if the closing price of the Common Stock is maintained above $5.68 per share for 20 or more consecutive trading days, and (iii) all of the shares subject thereto if the closing price of the Common Stock is maintained above $7.57 per share for 20 or more consecutive trading days. (See "Adjustments" below for a discussion of the effect of the Company's reverse stock split on the foregoing closing prices.)

        The Posner Option may be exercised (to the extent exercisable) until the earlier of (i) the tenth anniversary of the grant date, (ii) 90 days after the effective date of termination of Mr. Posner's employment with the Company other than for good cause, or one year from the date of Mr. Posner's death or the date of his termination of employment by reason of permanent and total disability, or (iii) the date upon which Mr. Posner's employment is terminated for good cause.

        The Posner Option may be exercised, in whole or in part, by written notice to the Company specifying the whole number of shares being purchased, accompanied by payment of the purchase price for the shares in cash (including by check), or, with the consent of the Compensation Committee of the Board of Directors of the Company, (i) through the delivery of shares of Common Stock owned by Mr. Posner, duly endorsed for transfer to the Company with a fair market value on the date of delivery equal to the aggregate exercise price of the Posner Option or exercised portion thereof, (ii) through the surrender to the Company of shares of Common Stock then issuable upon exercise of the Posner Option having a fair market value on the date of exercise of the Posner Option equal to the aggregate exercise price of the Posner Option or exercised portion thereof, (iii) through the delivery of a full recourse promissory note bearing interest and payable on the terms approved by the Compensation Committee, or (iv) through any combination of (i), (ii), or (iii) and cash. The Company is entitled to require payment in cash from Mr. Posner of any sums required by federal, state, or local tax laws to be withheld with respect to the exercise of the Posner Option.

Change in Control

        In the event of a "change in control" or in the event of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, in either case, prior to the date the Posner Option otherwise becomes exercisable, the Posner Option shall be exercisable as to all the shares covered thereby. For the purposes of the Posner Option Agreement, a "change in control" shall be deemed to have occurred if (i) the percentage of the voting stock of the Company owned by one or more persons or entities becomes more than fifty percent (50%) of the outstanding shares of Common Stock (determined on the basis of all outstanding stock of the Company and not just with regard to a percentage increase of such persons or entities over their prior interest), whether such increase occurs by way of a merger, consolidation, redemption, direct transfer, or sale of stock or otherwise, (ii) as a result of or in connection with any tender or exchange offer, any contested election of directors or any combination thereof, the persons who were directors of the Company immediately before such tender or exchange offer, contested election or combination thereof cease to constitute a majority of the Board, (iii) the stockholders of the Company approve a plan of complete liquidation of the Company, or (iv) the stockholders of the Company approve an agreement for the sale or disposition of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a change in control will not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (B) any company which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

Adjustments

        In the event that each of the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for cash or a different number or kind of shares of stock or other securities of the Company or another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, then for each share of Common Stock of the Company subject to the Posner Option there shall be substituted and exchanged therefor the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed or exchanged to the end that the proportionate interest of Mr. Posner shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in the outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the exercise price per Share. If any of the events enumerated in the first sentence of this paragraph occur, the target prices of the Common Stock set forth under "Description of Posner Option" above will be adjusted to new prices which are equivalent to those set forth under "Description of Posner Option" above after giving effect to such event.

        On February 22, 2002, the Company effected a reverse stock split of its Common Stock (the "Reverse Stock Split"), pursuant to which each six (6) shares of Common Stock issued and outstanding on such date were reclassified as and converted into one (1) share of Common Stock immediately following the Reverse Stock Split. As a result, the Posner Option entitles Mr. Posner to purchase 29,167 shares of Common Stock upon exercise thereof, at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Reverse Stock Split. In addition, the target prices set forth under "Description of Posner Option" have been increased by a multiple of six.

Non-Transferability

        The Posner Option may be transferred only by will or by the laws of descent and distribution. During the lifetime of Mr. Posner, the Posner Option is exercisable by Mr. Posner only. The Posner Option may not be pledged or hypothecated in any way and may not be made subject to execution, attachment, or similar process, without the express written consent of the Compensation Committee.

Certain Tax Matters

        The following discussion is a general summary of the material federal income tax consequences to Mr. Posner and the Company under the Posner Option. This discussion is based on the Code, regulations thereunder and rulings and decisions now in effect, all of which are subject to change. State and local income taxes are not discussed.

        There were no tax consequences to Mr. Posner or the Company by reason of the grant of the Posner Option. Upon exercise of the Posner Option, Mr. Posner will recognize taxable ordinary income equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price and the Company will be required to withhold from regular or supplemental wage payments to Mr. Posner taxes based on the ordinary income recognized. Subject to the requirement of reasonableness, the satisfaction of any income tax reporting obligation and the provisions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by Mr. Posner.

        Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation paid exceeds $1,000,000. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by Mr. Posner from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. The Posner Option is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the applicable Treasury regulations.

Recommendation of the Board Concerning Approval of the Posner Option

        The affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock present or represented at the Annual Meeting and voting is required for approval of the Posner Option. The Board recommends that the stockholders vote FOR the proposal approving the Posner Option. Abstentions do not constitute a vote "for" or "against" the proposal and thus will be disregarded in the calculation of "votes cast." Broker non-votes with respect to this proposal will not be considered as present or represented at the Meeting and entitled to vote with respect to this proposal.

Committees and Meetings of the Board of Directors

        The Board of Directors held six meetings and took various actions by unanimous written consent during 2001. Each director attended at least 75% of the total number of meetings of the Board of Directors and of Board committees of which he or she was eligible to attend.

        The Board of Directors has established four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee.

        Executive Committee.    The Executive Committee, which held one meeting during 2001, exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings. The Executive Committee consists of Messrs. McCormack, Walters, and Zell.

        Compensation Committee.    The Compensation Committee, which held five meetings in 2001, reviews and makes recommendations to the Board of Directors on the compensation and benefits payable to the executive officers and key employees of the Company and is responsible for administering the Company's stock option and incentive compensation plans, severance plan and diversity policy. The Compensation Committee consists of Mmes. Allen and Bynoe and Mr. Diefenderfer.

        Nominating Committee.    The Nominating Committee, which did not hold a meeting in 2001, but did take action by unanimous written consent, is responsible for (i) recommending nominees for election as directors and for appointment as directors to fill vacancies; (ii) considering any nominations for election as director submitted by stockholders; and (iii) making recommendations concerning the organization and size of the Company's Board of Directors and committees of the Board of Directors. The Nominating Committee consists of Messrs. Ottmann and Zell and Ms. Allen. Stockholders who wish to submit recommendations of nominees for election as directors should submit the recommendations to the Company at its executive offices stating in detail the qualifications of the proposed candidates.

        Audit Committee.    The Audit Committee, which held five meetings in 2001, has the primary responsibility for ensuring the integrity of the financial information reported by the Company. The Audit Committee's functions include: (i) to make recommendations concerning the selection of independent auditors; (ii) to review the scope of the annual audit to be performed by the independent auditors; (iii) to review the results of those audits; and (iv) to meet periodically with management and the Company's independent public accountants to review financial, accounting and internal control matters. The Audit Committee consists of Mmes. Allen and Bynoe and Mr. Diefenderfer.

Compensation of Directors

        During 2001, the Company paid an annual fee to its non-employee directors of $35,000. Such fees are paid in stock units or stock options pursuant to the 2000 Nonemployee Director Equity Compensation Plan. In addition, Ms. Bynoe received $12,500 in cash for services rendered during 2001 as Chair of the Audit Committee. Mr. Diefenderfer received $12,500 in cash for services rendered during 2001 as Chair of a Special Committee of the Board of Directors formed in connection with the issuance by the Company of the Preferred Stock.

Executive Compensation

        The following table sets forth compensation for services in all capacities to the Company for the fiscal years ended December 31, 2001, December 25, 2000, and December 27, 1999, of those persons who were, during the fiscal year ended December 31, 2001: (i) the chief executive officer, or acting in that capacity and (ii) the other most highly compensated executive officer of the Company.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options Granted (#)(1)	All Other Compensation ($)(2)
Thomas J. Walters Chief Executive Officer	2001 2000 1999	341,250 328,115 304,077	170,625 142,750 140,000	— — 12,500	164 1,250 1,250
Kenneth R. Posner (3) President and Chief Financial Officer	2001 2000 1999	178,846 — —	94,231 — —	29,167 — —	— — —

(1)
Amounts reflect the Reverse Stock Split effective February 22, 2002.
(2)
Includes employer matching contributions to the Company's 401(k) plan.
(3)
Mr. Posner's employment with the Company began in April 2001.

Option/SAR Grants in Last Fiscal Year

Individual Grants
Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Percent Of Total Options/SARs Granted To Employees In Fiscal Year(%)
Number Of Securities Underlying Options/SARs Granted(#)(1)
Name			Exercise Or Base Price ($/Sh)(1)	Expiration Date
					5%($)	10%($)
Thomas J. Walters	—	—	—	—	—	—
Kenneth R. Posner	29,167	76.5	15.90	05/16/11	291,650	739,098

(1)
Amounts reflect the Reverse Stock Split effective February 22, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number Of Securities Underlying Unexercised Options At December 31, 2001 Exercisable/Unexercisable(1)	Value Of Unexercised In-The-Money Options At December 31, 2001(2) Exercisable/Unexercisable
Thomas J. Walters	—	—	40,486/19,515	-/-
Kenneth R. Posner	—	—	-/29,167	-/-

1)
Amounts reflect the Reverse Stock Split effective February 22, 2002.
2)
Value is based on the closing price on the New York Stock Exchange of the Company's Common Stock on December 31, 2001, the last day of the fiscal year ended December 31, 2001, on which shares were traded ($0.90), and giving effect to the Reverse Stock Split effective February 22, 2002 ($5.40). There is no negative value attributed to options which have exercise prices higher than the closing market price.

Incentive Compensation Agreement

        The Company has entered into an agreement with Mr. Walters and Mr. Posner (the "Incentive Compensation Agreement") under the terms of which Mr. Walters and Mr. Posner are entitled to receive additional compensation in the event of a sale of an equity interest by the Company to a third party that is approved by the Board of Directors and takes place prior to December 31, 2003. The amount payable to each of Mr. Walters and Mr. Posner is determined by reference to the per share value of the Company's Common Stock at the time of the transaction, as determined in accordance with the Incentive Compensation Agreement. If the per share value is $6.00 to $7.49, the amount payable to each of Mr. Walters and Mr. Posner is $175,000; if the per share value is $7.50 to $8.99, the amount payable to each of Mr. Walters and Mr. Posner is $225,000; if the per share value is $9.00 to $10.49, the amount payable to each of Mr. Walters and Mr. Posner is $275,000; if the per share value is $10.50 to $11.99, the amount payable to each of Mr. Walters and Mr. Posner is $350,000; and if the per share value is $12.00 or more, the amount payable to each of Mr. Walters and Mr. Posner is $425,000, plus an additional $35,000 for each additional $.60 increment in excess of $12.00. If the per share value is less than $6.00, the amount payable is determined by the Executive Committee of the Board of Directors, in its sole discretion. The preceding values per share have been adjusted to reflect the February 2002 reverse split of the Company's Common Stock. Mr. Walters and Mr. Posner must be employed by the Company on the date of the relevant transaction in order to receive the additional compensation; provided, that if either of Mr. Walter's or Mr. Posner's employment is terminated prior to the closing of the transaction by the Company other than for cause (as defined in the Incentive Compensation Agreement) or by reason of death or disability, he shall be entitled to receive the additional compensation.

Compensation Committee Interlocks and Insider Participation

        Mmes. Allen and Bynoe and Mr. Diefenderfer were members of the Compensation Committee during 2001. No Compensation Committee interlocking relationships existed in 2001.

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee and Audit Committee reports presented below and the Performance Graph shall not be incorporated by reference into any such filings.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors is responsible for reviewing and determining the compensation of the executive officers of the Company and all other officers, administering the Company's executive compensation plans, including incentive compensation, the general administration of the stock option plan and other employee benefit plans, and making recommendations to the Board of Directors regarding the adoption of new executive compensation plans.

Compensation Philosophy

        The Compensation Committee's primary objective in developing and administering the Company's executive compensation system is to attract and motivate a quality management team to increase stockholder value. The Company's compensation system emphasizes incentives tied to the attainment of financial performance goals.

        The executive compensation system consists of three major components: base salary, annual incentive, and long-term incentive compensation.

        Base Salary.    Base salaries for executives are established at a level commensurate with the executive's position in the Company and are relative to peers in other restaurant companies and competitive in the industry. Annual base salary increases are made based upon performance evaluations in accordance with established criteria and, in some instances, made in recognition of the executive taking on additional or extraordinary duties and responsibilities during the relevant review period.

        Annual Incentive Compensation.    The Company has traditionally, but not exclusively, relied on incentive bonus compensation as a major component of executive compensation. Under the Corporate Management Compensation Plan, annual bonuses are earned based upon the Company's financial performance, achieving budget and development targets, and other performance criteria established by the individual and the Compensation Committee.

        The maximum annual bonus available under the Corporate Management Compensation Plan ranged from 10% to 100% of base salary during 2001, depending on the individual's position in the Company and measurement of his or her performance against the foregoing annual incentive compensation criteria.

        Long-Term Incentive Compensation.    Long-term incentives are provided to Company executives in the form of stock option grants. The Compensation Committee believes that equity incentives are an effective way of motivating management to increase value to the stockholder and that stock options are the most appropriate type of equity incentive given the characteristics of the Company and its management team.

2001 Chief Executive Officer Compensation

        For 2001, Mr. Walters' base salary and bonus range were determined by the Compensation Committee based upon achieving certain of the Corporate Management Compensation Plan Criteria and information regarding industry peer group compensation. Mr. Walters' base salary for 2001 was $341,250.

        Mr. Walters received a bonus for 2001 of $170,625, relating to his individual performance in 2001. Mr. Walters was not granted any stock options during 2001.

2001 Executive Officer Compensation

        During 2001, Kenneth R. Posner was the only executive officer other than the Chief Executive Officer. He served as the President and Chief Financial Officer.

        Mr. Posner's base salary and bonus range were determined by the Compensation Committee based on recommendations made by the Chief Executive Officer and information regarding industry peer group compensation. Mr. Posner's base salary for 2001 was $250,000.

        Mr. Posner received a bonus for 2001 of $94,231, relating to his individual performance in 2001. Mr. Posner was granted stock options during May 2001 to purchase 175,000 shares of Common Stock (29,167 shares after giving effect to the Reverse Stock Split) at $2.65 per share, the fair market value on the date of grant ($15.90 after giving effect to the Reverse Stock Split). The options vest four years from the date of grant or earlier if the fair market value of the Company's common stock achieves certain levels in accordance with the terms of the agreement.

Policy on Deductibility of Compensation

        Section 162(m) of the Code generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. For 2001, the Compensation Committee does not expect that Section 162(m) will limit the Company's deductibility of compensation paid to any of its executive officers.

        Section 162(m) provides an exception to the deductibility limit for performance-based compensation if certain procedural requirements, including stockholder approval of the material terms of the performance goal, are satisfied. In some cases, it may be necessary in order to attract, retain and incentivize certain individuals to grant options or other performance-based compensation without satisfying the procedural requirements under Section 162(m). The Compensation Committee believes that grants of options at or above then-current market price under the 1996 Stock Option Plan qualify for full deductibility under Section 162(m).

Respectfully submitted,

Barbara R. Allen
Linda Walker Bynoe
William M. Diefenderfer III

Certain Relationships and Related Transactions

Director Relationships

        Mr. Zell, our Chairman of the Board, is affiliated with EGI-Fund (00) Investors, L.L.C. ("EGI-Fund (00)") and EGI-Fund (01) Investors, L.L.C. ("EGI-Fund (01)"), each of which has provided loans to the Company as described below, Equity Group Investments, L.L.C. ("EGI"), EOP-Reston Town Center, L.L.C., and iDine Rewards Network, Inc. ("iDine"), each of which conducts business with the Company as described below, and Samstock, L.L.C. ("Samstock"), the Company's principal stockholder. Messrs. Zell, McCormack, and Klein are Samstock's nominees to the Company's Board of Directors.

Subordinated Notes

        Between November 2000 and February 2001, the Company entered into note agreements with EGI-Fund (00) and EGI-Fund (01) providing for up to $13,000,000 in unsecured loans. Amounts outstanding under the notes were subordinated to amounts owing under the Company's revolving credit and term loan agreement (the "Credit Agreement"). The proceeds were used to fund working capital requirements as well as scheduled principal payments on the term loan. One note was repaid and availability under the second note agreement was reduced to $5 million in conjunction with the Company raising equity through the issuance of Preferred Stock during June 2001. The remaining note accrues interest at the applicable Eurodollar rate plus 16% (18.03% at December 31, 2001) and matures on March 31, 2005. A fee of 12% per annum was charged on the unused portion of the availability of the borrowings through June 2001. Interest is payable at maturity or when certain leverage ratios are attained. Management believes these ratios will not be attained in 2002.

Other Transactions

        During October 2001, the Company amended its Credit Agreement to include, among other things, up to $2 million of additional borrowings provided by EGI-Fund (01). The balance outstanding under the Credit Agreement at December 31, 2001, includes $1.5 million funded by EGI-Fund (01), which accrues interest at 16.32% due to the subordinate nature of the participation by EGI-Fund (01) in the Credit Agreement.

        During 2001, the Company retained the services of EGI, which provides financial advisory services to the Company and is affiliated with Mr. Zell. The Company believes that such services have been on terms no less favorable to the Company than could have been obtained with other independent parties. For the year ended December 31, 2001, fees paid to EGI totaled $320,875.

        During June 2001, the Company offered to its existing stockholders rights to subscribe for shares of Preferred Stock. Pursuant to a standby purchase agreement with the Company, EGI-Fund (01) agreed to act as standby purchaser to ensure the sale, at the subscription price, of all of the shares of Preferred Stock offered under the rights offering. In consideration of the standby purchase commitment, the Company paid to EGI-Fund (01) a cash fee of $400,000 upon closing of the rights offering. In connection with the rights offering, EGI-Fund (01) purchased 2,553,043 shares of Preferred Stock, representing approximately 68% of the total number of shares offered.

        During 2000, the Company entered into a lease agreement for its Angelo and Maxie's restaurant in Reston, Virginia with EOP-Reston Town Center, L.L.C. The Company believes that the lease contains terms no less favorable to the Company than could have been obtained with other independent parties. The lease term began February 19, 2001 and ends April 30, 2011. There are two 5-year option periods, which, if exercised, would extend the term through April 30, 2021. Rental payments include base rent plus basic maintenance, utility, and other costs, and an additional amount by which a percentage of annual sales exceeds annual minimum rentals. For the year ended December 31, 2001, rent payable to EOP-Reston Town Center, L.L.C. for base rent was $233,938. For the same period, sales did not reach the threshold and, as a result, no additional rent was payable.

        The Company is party to a marketing agreement with iDine, owner of the iDine frequent diner program. In connection with the advance sale of discounted food and beverage credits, the Company receives advertising in iDine publications and through the relationships iDine has established with major airlines to feature the Company's restaurants as preferred dining choices. iDine also provides web and print promotional services that are designed to create incentives for members to dine at the Company's restaurants, especially during the Company's restaurants' non-peak days. The Company received from iDine $1,000,000 and $1,100,000 during 2001 and 2000, respectively, for the advance sale of discounted food and beverage credits under the agreement. Pursuant to the agreement, the Company has paid $3,091,000 to iDine toward the redemption of food and beverage credits and for its marketing services during 2001. The current agreement provides for $3,000,000 of additional advances by iDine to the Company subsequent to December 31, 2001.

Performance Graph

        The following graph compares cumulative total stockholder return on the Company's Common Stock with the performance of the New York Stock Exchange Market Index and a restaurant industry peer group index (Standard Industrial Classification (SIC Code 5812-Eating Places)) for the five fiscal year period ended December 31, 2001. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 on December 31, 1996.

Comparison of Five-Year Cumulative Total Return Among the Company,
the New York Stock Exchange Market Index and a Peer Group

ASSUMES $100 INVESTED ON JAN. 1, 1997
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2001

	1996	1997	1998	1999	2000	2001
Chart House Enterprises, Inc.	100.00	130.00	120.00	87.50	85.00	18.00
New York Stock Exchange Market Index	100.00	131.56	156.55	171.42	175.51	159.87
Peer Group (SIC CODE 5812)	100.00	105.25	142.20	135.26	128.80	131.17

Security Ownership of Management

        The following table sets forth, as of April 1, 2002, information concerning the number of shares of the Company's Common Stock and Preferred Stock and options to purchase Common Stock that are currently exercisable, or exercisable within 60 days of April 1, 2002, beneficially owned by each of the directors, the executive officers named in the Summary Compensation Table and all directors and executive officers as a group. The number of shares owned by such persons has been adjusted to reflect the reverse stock split of the Company's Common Stock effected on February 22, 2002.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership(1)		Percent of Class
Common Stock	Barbara R. Allen	3,330	(2)	*
Common Stock	Linda Walker Bynoe	4,667	(2)	*
Common Stock	William M. Diefenderfer III	13,961	(2)(3)	*
Common Stock	Jeffrey D. Klein	—		—
Common Stock	Robert A. McCormack	2,202	(2)	*
Common Stock	Stephen Ottmann	7,789	(2)	*
Common Stock	Thomas J. Walters	52,363	(2)	2.6
Common Stock	Kenneth R. Posner	10,626	(2)	*
Common Stock	Samuel Zell	692,902	(2)(4)	35.0
Preferred Stock	Linda Walker Bynoe	2,061		*
Preferred Stock	Kenneth R. Posner	10,100		*
Preferred Stock	Samuel Zell	2,644,001		67.1
Common and Preferred Stock	All directors and executive officers as a group (9 persons)	3,444,002		58.2

*
Less than one percent.

1)
The amounts of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

2)
Includes shares of Common Stock which may be acquired pursuant to options which are exercisable within 60 days of April 1, 2002, as follows: Ms. Allen (417); Ms. Walker Bynoe (417); Mr. Diefenderfer (834); Mr. Ottmann (417); Mr. Walters (52,361); Mr. Posner (7,292); and Mr. Zell (417). Also includes shares of Common Stock issuable upon vesting of stock units pursuant to the 2000 Nonemployee Director Equity Compensation Plan within 60 days of April 1, 2002, as follows: Ms. Allen (2,202); Ms. Walker Bynoe (3,205); Mr. McCormack (2,202); and Mr. Ottmann (3,205).

3)
Includes 7,426 shares owned directly by Mr. Diefenderfer, 676 shares owned by Mr. Diefenderfer in an individual retirement account, 120 shares owned in a supplemental executive retirement plan, 775 shares owned as Custodian for a son, 350 shares owned by an independent trustee for the benefit of Mr. Diefenderfer's two sons, and 3,780 shares owned by his wife. Mr. Diefenderfer disclaims beneficial ownership of the 3,780 shares owned by his wife.

4)
Includes 541,696 shares owned by Samstock, L.L.C., 117,635 shares owned by Samstock/ZFT, L.L.C., 33,034 shares owned by Samstock/Alpha, L.L.C., and 120 shares owned by SZRT, L.L.C. 411,896 of the shares owned by Samstock, L.L.C, the 117,635 shares owned by Samstock/ZFT, L.L.C., and the 33,034 shares owned by Samstock/Alpha, L.L.C. are subject to a Stockholder's Agreement. Pursuant to the Stockholder's Agreement among these noted entities, each entity/Stockholder appointed Samstock, L.L.C. its true and lawful attorney and proxy during the period of said Stockholder's Agreement, to appear for, represent, and vote the shares held by each Stockholder, as defined in the Stockholder's Agreement, subject to the voting restrictions contained in said Agreement.

Section 16(a) Beneficial Ownership Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely on its review of the copies of such forms received by it and written representations from certain Reporting Persons, the Company believes that during 2001 its Reporting Persons complied with all requirements applicable to them, except that Ms. Bynoe and Mr. Walters each made a late filing of a report required by Section 16(a) relating to a purchase of shares of Common Stock.

AUDITORS

        Arthur Andersen LLP served as the Company's independent auditor for the year ended December 31, 2001. The Company's independent auditor for 2002 has not yet been appointed as the Audit Committee continues to monitor recent public disclosures regarding Arthur Andersen LLP. There have been no disagreements between the Company and its independent auditor relating to accounting procedures, financial statement disclosures, or related items. Representatives of Arthur Andersen LLP are expected to be available at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as the same may be modified or supplemented.

        The Company's independent auditors also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same may be modified or supplemented, and the Committee discussed with the independent auditors that firm's independence.

        Based upon the Committee's reviews and discussion with management and the independent auditors, as discussed above, and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

        All of the members of the Committee were "independent directors" within the meaning of the New York Stock Exchange's listing standards. The Audit Committee has adopted a written charter.

Respectfully submitted,

Linda Walker Bynoe, Chairperson
Barbara R. Allen
William M. Diefenderfer III

Audit Fees

        The aggregate fees billed (or expected to be billed) for professional services rendered by the independent auditors for the audit of the Company's financial statements for fiscal year 2001 and the reviews by the independent auditor of the financial statements included in the Company's Forms 10-Q for fiscal year 2001 were approximately $150,000.

Financial Information Systems Design and Implementation Fees

        The Company was not billed by the independent auditors for any professional services with respect to designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements for fiscal year 2001.

All Other Fees

        The aggregate fees billed (or expected to be billed) for services rendered by the independent auditor and not described under Audit Fees and Financial Information Systems Design and Implementation Fees for fiscal year 2001 were $154,000. These fees related primarily to tax services.

        The Audit Committee has considered whether the independent auditors' provision of the non-audit services described above is compatible with maintaining the independent auditors' independence.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 2003 Annual Meeting must submit such proposal so that it is received by the Company no later than December 16, 2002. Stockholder proposals should be submitted to the Secretary of the Company. No stockholder proposals were received for inclusion in this proxy statement.

        Pursuant to the Company's Bylaws, no nomination for election of directors will be considered properly brought before the next annual meeting by a stockholder unless notice is received by the Company not fewer than ninety (90) days prior to the meeting; provided that, if fewer than one hundred (100) days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, notice by the stockholder must be received by the Company no later than ten (10) days following the day on which such notice was mailed or public disclosure was made. No business proposal will be considered properly made at the next annual meeting by a stockholder, unless notice is received by the Company not less than thirty-five (35) days prior to the meeting; provided that, if fewer than forty-five (45) days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice must be received by the Company no later than the fifth day following the day on which such notice of the date of the meeting was mailed or public disclosure was made. All notices received must contain certain information required by the Bylaws and SEC rules and regulations.

MISCELLANEOUS

        The Company knows of no matters other than the foregoing to be brought before the Annual Meeting, but if any other matter properly comes before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

ANNUAL REPORT TO STOCKHOLDERS

        The Company's Annual Report for the year ended December 31, 2001 was mailed to stockholders commencing on or about April 15, 2002.

        THE COMPANY WILL SEND TO STOCKHOLDERS UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE COMPANY'S 2001 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AND ANY DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR COPIES OF DOCUMENTS SHOULD BE DIRECTED TO THE SECRETARY, CHART HOUSE ENTERPRISES, INC., 640 NORTH LASALLE STREET, SUITE 295, CHICAGO, IL 60610.

        STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

Kenneth R. Posner Secretary

April 15, 2002
Chicago, Illinois

Annex 1.

CHART HOUSE ENTERPRISES, INC.
STOCK OPTION AGREEMENT

        AGREEMENT dated as of May 16, 2001by and between Chart House Enterprises, Inc., a Delaware corporation (the "Company") and Kenneth R. Posner (the "Optionee").

        W I T N E S S E T H:

        1.    Grant of Option. The Company hereby grants to the Optionee the right and option to purchase from the Company all or any part of an aggregate of 175,000 shares (the "Shares") of the Company's common stock ("Common Stock") at the purchase price of $2.65 per share, on the terms and conditions set forth herein (the "Option"). The Option is granted pursuant to resolutions adopted at a meeting of the Compensation Committee ("the Committee") of the Board of Directors of the Company on March 15, 2001 and is granted separate and apart from the Company's 1996 Stock Option Plan or any other stock option plan. The Option is not intended to be and will not be treated as, an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The number of Shares with respect to which this Option is exercisable, and the purchase price with respect to each Share to be acquired pursuant to the exercise of the Option, each are subject to adjustment under certain circumstances, as set forth in Section 8 hereof entitled "Adjustments." The term "Common Stock" as used herein shall include any other class of stock or other securities resulting from such adjustment. This Agreement shall be null and void and shall terminate if shareholder approval of the grant of the Option is not obtained at the next shareholders' meeting.

        2.    Duration of Option. The Option herein granted, to the extent not earlier exercised, will expire at 11:59 p.m. on May 16, 2011, being ten (10) years from the date of grant, except that the term of this Option is subject to earlier termination pursuant to Section 3 of this Agreement, and shall automatically expire if shareholder approval of the grant of this Option is not obtained at the next shareholders' meeting.

        3.    Exercise of Option; Vesting Schedule.

          (a)    The Vested Portion (as hereinafter defined) of the Option may be exercised to the extent not previously exercised in whole or in part at any time, or from time to time, prior to the expiration of the Option.

          (b)    The "Vested Portion" of the Option means the percentage (set forth in the table below) of the total number of Shares specified in Section 1 above, for which the Option is exercisable. The Vested Portion shall be the greater of the amounts determined by the following vesting schedules:

(i)    Vesting Schedule 1:

Period Ending on Date		Vested Portion
(aa)	One Year After Date of Grant	25%
(bb)	Two Years After Date of Grant	50%
(cc)	Three Years After Date of Grant	75%
(dd)	Four Years After Date of Grant	100%

(ii)    Vesting Schedule 2:

Period	Vested Portion
(aa)	The closing price of the Company's Common Stock, as reported on the principal exchange on which the Common Stock is then traded, is maintained above $3.80 per share for 20 or more consecutive trading days	33 1/3%
(bb)	The closing price of the Company's Common Stock, as reported on the principal exchange on which the Common Stock is then traded, is maintained above $5.68 per share for 20 or more consecutive trading days	66 2/3%
(cc)	The closing price of the Company's Common Stock, as reported on the principal exchange on which the Common Stock is then traded, is maintained above $7.57 per share for 20 or more consecutive trading days	100%

          (c)    This Option shall terminate prior to the expiration of its term upon the Optionee's Termination of Employment (as defined below) and in the event of Termination of Employment of Optionee, the Optionee may exercise this Option to the extent of the Vested Portion of the Option as of the date of Termination of Employment as follows:

            (1)    In the case of Termination of Employment due to permanent and total disability within the meaning of Section 22(e)(3) of the Code, or death, the earlier of the scheduled expiration date set forth in Section 2 above or one (1) year following such Termination of Employment;

            (2)    In the case of Termination of Employment due to retirement, the earlier of the scheduled expiration date set forth in Section 2 above or ninety (90) days from the date of such Termination of Employment;

            (3)    In the case of Termination of Employment for any reason other than retirement, permanent and total disability, death or resulting from a discharge for good cause (as determined by the Committee in its sole discretion), the earlier of the scheduled expiration date set forth in Section 2 above or ninety (90) days following such Termination of Employment;

            (4)    In the case of Termination of Employment resulting from a discharge for good cause (as determined by the Committee in its sole discretion), the date of such Termination of Employment.

          "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company or any subsidiary corporation ("Subsidiary") is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) a termination where there is a simultaneous reemployment, continuing employment of Optionee by the Company or any Subsidiary, (ii) at the discretion of the Committee, a termination which results in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the Optionee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment. Notwithstanding any other provision of this Agreement, the Company or any Subsidiary has an absolute and unrestricted right to terminate Optionee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

2

          (d)  If, during the term of this Option, in the event of a "Change in Control" of the Company (as defined below) or in the event of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, this Option shall be exercisable as to all the Shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3(b); provided, however, that this acceleration of exercisability shall not take place if: this Option becomes unexercisable under Section 3(c) prior to the effective date of such event.

          "Change of Control" shall be deemed to have occurred if (i) the percentage of the voting stock of the Company owned by one or more persons ("person" as that term is defined for purposes of Sections 13(d) and 14(d) of the Exchange Act) or entities becomes more than fifty percent (50%) of the outstanding shares of Common Stock (determined on the basis of all outstanding stock of the Company and not just with regard to a percentage increase of such persons or entities over their prior interest), whether such increase occurs by way of a merger, consolidation, redemption, direct transfer, or sale of stock or otherwise, (ii) as a result of or in connection with any tender or exchange offer, any contested election of directors or any combination thereof, the persons who were directors of the Company immediately before such tender or exchange offer, contested election or combination thereof cease to constitute a majority of the Board, (iii) the stockholders of the Company approve a plan of complete liquidation of the Company, or (iv) the stockholders of the Company approve an agreement for the sale or disposition of all or substantially all of the assets of the Company.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries or (B) any Company which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

          Notwithstanding anything to the contrary set forth in this definition, if a transaction that would otherwise create or result in a "Change in Control" of the Company pursuant to subsection (ii) above is approved by the affirmative vote of not less than two thirds of the members of the Board, who are members of the Board immediately prior to such transaction, then no Change in Control of the Company shall be deemed to have occurred for the purposes of this Agreement.

        4.    Option Exercise Procedure. The Option granted hereunder may be exercised in whole or in part, and may be exercised in part from time to time, all subject to the limitations on exercise set forth in the preceding section. Exercise shall be accomplished by compliance with all applicable rules established by the Committee and by delivery to the Company of a timely written notice of election to exercise in the form attached hereto as Exhibit "1," which shall be irrevocable upon delivery to the principal office of the Company, and addressed to the attention of the Committee or to the Secretary of the Company, accompanied by payment of the purchase price for the Shares with respect to which the Option is exercised. The minimum number of Shares with respect to which this Option may be exercised at any one time is fifty (50), except with respect to the final exercise of this Option this minimum shall not apply. In no event may this Option be exercised for any number of Shares that would require the issuance of anything other than whole Shares.

3

        5.    Payment of Option Price. At the time of exercise, the purchase price of the Shares as to which the Option is exercised shall be tendered in full to the Company. The purchase price of the Shares shall be paid:

          (a)    In cash (including by check) for the Shares with respect to which the Option or portion thereof is exercised; or

          (b)    With the consent of the Committee, through the delivery of shares of Common Stock owned by Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

          (c)    With the consent of the Committee, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of exercise of the Option equal to the aggregate exercise price of the Option or exercised portion thereof; or

          (d)    With the consent of the Committee, through the delivery of a full recourse promissory note bearing interest (at no less than the rate as shall then preclude the imputation of interest under the Code) and payable upon those terms as may be prescribed by the Committee. The Committee may also prescribe the form of the note and the security to be given for the note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where the loan or other extension of credit is prohibited by law; or

          (e)    With the consent of the Committee any combination of the consideration provided in the foregoing subparagraphs (a), (b), (c) and (d).

        6.    Investment Representations. Optionee hereby represents, warrants and covenants that none of the Shares purchased upon exercise of the Option will be distributed in violation of applicable federal and state laws and regulations. Upon exercise of the Option, the Optionee shall be deemed to have reaffirmed, as of the date of exercise, the representations made herein. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representations and agreements of Optionee and to effect compliance with applicable federal and state securities laws and regulations.

        7.    Acknowledgments by Optionee. The Optionee acknowledges that:

          (a)    The issuance of Shares pursuant to the exercise of the Option, and any resale of the Shares, may only be effected in compliance with applicable state and federal laws and regulations;

          (b)    The Optionee is not entitled to any rights as a stockholder with respect to any Shares issuable hereunder until the Optionee becomes a stockholder of record;

          (c)    Upon termination of employment of the Optionee, including death or permanent and total disability, this Option terminates, subject to exercise under certain circumstances within a limited period of time, as provided in Section 3 above; and

          (d)    The Shares subject hereto may be adjusted in the event of certain changes in the capital structure of the Company, as provided in Section 8 below.

        8.    Adjustments. In the event that each of the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for cash or a different number or kind of shares of stock or other securities of the Company or another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, then for each share of Common Stock of the Company subject to this Agreement there shall be substituted and exchanged therefor the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed or exchanged to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be

4

maintained as before the occurrence of such event. Such adjustment in the outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the exercise price per Share. If any of the events enumerated in the first sentence of this paragraph occur, the target prices of the Common Stock set forth in Vesting Schedule 2 under paragraph 3(b) hereof will be adjusted to new prices which are equivalent to those set forth on Vesting Schedule 2 as of the date hereof.

        9.    Conditions to Issuance of Stock Certificates. The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and non-assessable. The Company shall not be required to issue or deliver any certificate or certificates for Shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges, if any, on which that class of stock is then listed; (b) the completion of any registration or other qualification of the Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; (d) the payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and (e) the lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

        10.    Nontransferability. This Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, this Option shall be exercisable by the Optionee only. This Option shall not be pledged or hypothecated in any way and shall not be subject to execution, attachment, or similar process, without the express written consent of the Committee.

        11.    Rights of Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares subject to this Option prior to the date of issuance to him of a certificate or certificates for those Shares.

        12.    Consideration to Company. In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services as an employee to the Company, a parent corporation or a subsidiary corporation for a period of at least one (1) year from the date this Option is granted. Nothing in this Agreement shall confer upon the Optionee any right to continue as an employee to the Company, any parent corporation or any subsidiary corporation, or shall interfere with or restrict in any way the rights of the Company, its parent corporations and its Subsidiary Corporations, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.

        13.    Compliance with Law and Regulations. This Option and the obligation of the Company to sell and deliver shares shall be subject to applicable federal and state laws, rules and regulations, and to such approvals by any government or regulatory agency as may be required.

        14.    Tax Withholding. The Company shall be entitled to require payment in cash of any sums required by federal, state or local tax law to be withheld with respect to the exercise of the Option.

        15.    Headings. The section headings are contained herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

        16.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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        17.    Notices. Any notice hereunder to the Company shall be addressed to Chart House Enterprises, Inc., 640 North LaSalle Street, Suite 295, Chicago, Illinois 60610, Attention: Secretary. Any notice hereunder to the Optionee shall be addressed to him at the address set forth below, subject to the right of either party to designate at any time hereafter in writing a different address.

        18.    Complete Agreement. This Agreement comprises the entire understanding between the parties and may not be modified or terminated orally.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee, in acceptance of the above-mentioned Option, has executed this Agreement, all as of the day and year first above written.

CHART HOUSE ENTERPRISES, INC.		/s/ KENNETH R. POSNER , Optionee
By:	/s/ THOMAS J. WALTERS	Address of Optionee:
Title:	CHIEF EXECUTIVE OFFICER	1221 Hinman Avenue
Evanston, IL 60202

6

EXHIBIT "1"

To:
Chart House Enterprises, Inc.
640 North LaSalle Street, Suite 295
Chicago, Illinois 60610

    Attention: Secretary

Subject:    Notice of Intention to Exercise Option

        I am the "Optionee" under a Stock Option Agreement dated May 16, 2001 between Chart House Enterprises, Inc. (the "Company") and Kenneth R. Posner covering options to exercise a total of 175,000 shares of Company stock (the "Agreement"). Pursuant to the Agreement, I hereby provide you with official notice that I elect to exercise my Option to purchase Shares as follows:

Number of Shares:
Mode of Payment:

        I understand and agree that the determination of the Fair Market Value of the Shares issued on this exercise of my option shall be made as of the date that this Notice of Exercise is received by the Company in accordance with the terms of the Agreement. Concurrently herewith, I have paid any amounts required to be withheld to satisfy any applicable tax withholding as a result of the exercise of my option.

        I understand that this election is irrevocable once it is effective in accordance with the terms of this Agreement.

        In connection with such exercise, I hereby reaffirm that the representations and warranties set forth in Section 6 of the Agreement are now true and correct and in full force and effect with respect to the Shares purchased.

        The certificate for the Shares purchased should be forwarded to me at:

Address:

Signed:
Print Name:	KENNETH R. POSNER
Date:

7

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2002
1 N. Franklin Street 3rd Floor
Chicago, Illinois 60606
Tuesday, May 14, 2002, 10:00 a.m. local time

DETACH HERE

PROXY

CHART HOUSE ENTERPRISES, INC.
640 LaSalle Street, Chicago, Illinois 60610
Proxy for Annual Meeting of Stockholders
Solicited on Behalf of the Board of Directors

         The undersigned stockholder of Chart House Enterprises, Inc., a Delaware corporation (the "Company"), hereby appoints SAMUEL ZELL and THOMAS J. WALTERS, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 14, 2002, at 10:00 a.m., Chicago time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

        The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director as described in the Proxy Statement, "FOR" the approval of stock option grant to President and Chief Financial Officer, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CHART HOUSE ENTERPRISES, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE

☒	Please mark votes as in this example.
	1. ELECTION OF EIGHT DIRECTORS Nominees: (01) Barbara R. Allen, (02) Linda Walker Bynoe, (03) William M. Diefenderfer III, (04) Jeffrey D. Klein, (05) Robert A. McCormack, (06) Stephen Ottmann, (07) Thomas J. Walters and (08) Samuel Zell.					2.	APPROVAL OF STOCK OPTION GRANT TO PRESIDENT AND CHIEF FINANCIAL OFFICER.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
	☐	For all nominees except as noted above
MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or officer, please give full title under signature.

Signature:_______________________ Date:________________ Signature:_______________________ Date:________________

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2002
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS MAY 14, 2002
Security Ownership of Certain Beneficial Owners
PROPOSALS
Proposal No. 1—Election of Directors
Proposal No. 2—Approval of Stock Option Grant to President and Chief Financial Officer, Kenneth R. Posner
Committees and Meetings of the Board of Directors
Compensation of Directors
Executive Compensation
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report on Executive Compensation
Certain Relationships and Related Transactions
Comparison of Five-Year Cumulative Total Return Among the Company, the New York Stock Exchange Market Index and a Peer Group
Security Ownership of Management
Section 16(a) Beneficial Ownership Compliance
AUDITORS
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER PROPOSALS AND NOMINATIONS
MISCELLANEOUS
ANNUAL REPORT TO STOCKHOLDERS
CHART HOUSE ENTERPRISES, INC. STOCK OPTION AGREEMENT
EXHIBIT "1"